UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2009

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The discussion set forth in Item 8.01, Other Events, in the Form 8-K of The Phoenix Companies, Inc. (the “Company”), filed January 6, 2009, is amended in its entirety as set forth below:

The Company has submitted an application to participate in the Capital Purchase Program of the U.S. Department of the Treasury under the Troubled Asset Relief Program. In conjunction with its application, the Company has also submitted an application to become a savings and loan holding company and has entered into a non-binding letter of intent to acquire American Sterling Bank, a federal stock form savings bank headquartered in Sugar Creek, Missouri, from American Sterling Corporation, a California corporation. There is no assurance that the Company’s application to participate in the Capital Purchase Program will be approved or, if approved, that the Company will elect to participate on the terms and conditions offered. The acquisition is subject to various conditions, including negotiation of a definitive agreement and approval of the Company’s participation in the Capital Purchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: January 7, 2009	By:	/s/ Tracy L. Rich
	Name:	Tracy L. Rich
	Title:	Executive Vice President, General Counsel and Secretary